Exhibit 99.1

Landstar System, Inc. and Subsidiary

Supplemental Information by Trailer Type

(Unaudited)

	Fiscal Quarter Ended
	Fiscal Year Ended 2014	December 27, 2014	September 27, 2014	June 28, 2014	March 29, 2014	Fiscal Year Ended 2013	December 28, 2013	September 28, 2013	June 29, 2013	March 30, 2013	Fiscal Year Ended 2012	December 29, 2012	September 29, 2012	June 30, 2012	March 31, 2012
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$1,814,195	$499,651	$458,534	$458,749	$397,261	$1,464,558	$391,424	$368,957	$362,904	$341,273	$1,463,671	$371,593	$368,613	$382,756	$340,709
Unsided/platform equipment	1,093,999	289,627	287,876	285,477	231,019	932,176	233,366	240,440	241,993	216,377	1,047,262	249,083	275,765	278,277	244,137
Less-than-truckload	80,384	21,969	21,078	20,452	16,885	71,769	18,794	18,152	17,783	17,040	71,989	18,605	19,083	18,943	15,358

Total truck transportation	2,988,578	811,247	767,488	764,678	645,165	2,468,503	643,584	627,549	622,680	574,690	2,582,922	639,281	663,461	679,976	600,204
Rail intermodal	81,220	22,263	21,936	20,526	16,495	73,820	18,370	18,762	18,677	18,011	73,932	18,930	18,782	18,838	17,382
Ocean and air cargo carriers	74,952	18,784	19,731	19,421	17,016	85,681	20,599	20,061	23,918	21,103	77,898	17,671	20,100	22,458	17,669
Other (1)	40,040	10,536	10,165	9,818	9,521	36,776	9,422	9,163	9,115	9,076	36,047	9,211	9,124	8,888	8,824

	$3,184,790	$862,830	$819,320	$814,443	$688,197	$2,664,780	$691,975	$675,535	$674,390	$622,880	$2,770,799	$685,093	$711,467	$730,160	$644,079

Number of loads:
Truck transportation
Truckload:
Van equipment	1,038,517	270,875	260,721	264,185	242,736	935,530	241,837	232,587	236,409	224,697	938,159	229,449	235,506	246,507	226,697
Unsided/platform equipment	444,852	112,300	114,758	115,901	101,893	418,982	103,484	106,342	108,981	100,175	442,327	103,944	113,966	117,341	107,076
Less-than-truckload	96,541	26,835	25,881	24,134	19,691	101,498	24,249	23,401	26,990	26,858	106,834	27,367	28,338	27,672	23,457

Total truck transportation	1,579,910	410,010	401,360	404,220	364,320	1,456,010	369,570	362,330	372,380	351,730	1,487,320	360,760	377,810	391,520	357,230
Rail intermodal	31,640	8,800	8,560	7,870	6,410	29,450	7,350	7,710	7,370	7,020	29,810	7,520	7,470	7,660	7,160
Ocean and air cargo carriers	16,260	4,150	4,100	4,120	3,890	16,660	4,290	4,330	4,070	3,970	15,390	3,630	3,850	3,930	3,980

	1,627,810	422,960	414,020	416,210	374,620	1,502,120	381,210	374,370	383,820	362,720	1,532,520	371,910	389,130	403,110	368,370

Revenue per load:
Truck transportation
Truckload:
Van equipment	$1,747	$1,845	$1,759	$1,736	$1,637	$1,565	$1,619	$1,586	$1,535	$1,519	$1,560	$1,620	$1,565	$1,553	$1,503
Unsided/platform equipment	2,459	2,579	2,509	2,463	2,267	2,225	2,255	2,261	2,221	2,160	2,368	2,396	2,420	2,372	2,280
Less-than-truckload	833	819	814	847	857	707	775	776	659	634	674	680	673	685	655
Total truck transportation	1,892	1,979	1,912	1,892	1,771	1,695	1,741	1,732	1,672	1,634	1,737	1,772	1,756	1,737	1,680
Rail intermodal	2,567	2,530	2,563	2,608	2,573	2,507	2,499	2,433	2,534	2,566	2,480	2,517	2,514	2,459	2,428
Ocean and air cargo carriers	4,610	4,526	4,812	4,714	4,374	5,143	4,802	4,633	5,877	5,316	5,062	4,868	5,221	5,715	4,439

Revenue by capacity type (as a % of total revenue);

Truck capacity providers
BCO independent contractors (2)	48%	45%	47%	49%	50%	50%	49%	51%	51%	49%	50%	48%	50%	51%	51%
Truck brokerage carriers	46%	49%	47%	45%	44%	43%	44%	42%	42%	43%	43%	45%	43%	42%	42%
Rail intermodal	3%	3%	3%	3%	2%	3%	3%	3%	3%	3%	3%	3%	3%	3%	3%
Ocean and air cargo carriers	2%	2%	2%	2%	2%	3%	3%	3%	4%	3%	3%	3%	3%	3%	3%
Other	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%	1%

(1)	Includes primarily premium revenue generated by the insurance segment.
(2)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.